FIRST AMENDMENT

to

TRANSFER AGENCY SERVICES AGREEMENT

THIS AMENDMENT made effective as of the 14th day of February, 2011 amends that certain Transfer Agency Services Agreement, dated as of November 1, 2008 (the “Agreement”), between Virtus Variable Insurance Trust (formerly, The Phoenix Edge Series Fund), a Delaware statutory trust (the “Fund”) and BNY Mellon Investment Servicing (U.S.) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.), a Massachusetts corporation (the “Transfer Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to Article 20 of the Agreement, the Fund wishes to amend Exhibit A to the Agreement,

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Agreement hereby agree that the Agreement be amended as follows:

1. Exhibit A is hereby replaced with Exhibit A attached hereto and made a part hereof.

2. Except as herein provided, the Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall have such meanings as ascribed thereto in the Agreement.

3. This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers.

VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:	Senior Vice President

BNY MELLON INVESTMENT SERVICING (U.S.) INC.

By:	/s/ Peter L. Tenggren
Name:	Peter L. Tenggren
Title:	Managing Director

EXHIBIT A

(Dated: February 14, 2011)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement dated as of November 1, 2008, between Virtus Variable Insurance Trust (formerly, The Phoenix Edge Series Fund), and BNY Mellon Investment Servicing (U.S.) Inc. (formerly, PNC Global Investment Servicing (U.S.) Inc.).

Portfolios

Virtus International Series	(formerly the Phoenix-Aberdeen International Series)

Virtus Capital Growth Series	(formerly the Phoenix Capital Growth Series)

Virtus Small-Cap Growth Series	(formerly the Phoenix Small-Cap Growth Series)

Virtus Small-Cap Value Series	(formerly the Phoenix Small-Cap Value Series)

Virtus Multi-Sector Fixed Income Series	(formerly the Phoenix Multi-Sector Fixed Income Series)

Virtus Growth and Income Series	(formerly the Phoenix Growth and Income Series)

Virtus Strategic Allocation Series	(formerly the Phoenix Strategic Allocation Series)

Virtus Real Estate Securities Series	(formerly the Phoenix-Duff & Phelps Real Estate Securities Series)

Virtus Premium AlphaSector Series